UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2015

OPEXA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas		77381
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on March 16, 2015, Opexa Therapeutics, Inc. (the “Company”) commenced a non-transferable subscription rights offering (the “Rights Offering”) pursuant to a Registration Statement on Form S-1 (No. 333-201731). Pursuant to the Rights Offering, the Company distributed, at no charge, to holders of the Company’s common stock and to holders of the Company’s outstanding Series L warrants who are entitled to participate in the Rights Offering, as of 5:00 p.m., Eastern time, on March 13, 2015, non-transferable subscription rights (the “Subscription Rights”) to purchase up to 28,776,419 Units. Each Unit consists of one share of common stock and one Warrant representing the right to purchase one share of common stock. The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on April 8, 2015, which date may be extended in the Company’s sole discretion.

On March 31, 2015, the Company reduced the subscription price of the Subscription Rights from $0.70 per Unit to $0.55 per Unit. All other terms of the Rights Offering remain the same.

Holders of the Subscription Rights who have already exercised their Subscription Rights at $0.70 per Unit will be considered to have exercised their Subscription Rights at $0.55 per Unit and will receive an appropriate refund, without interest, within 10 business days after the Rights Offering has expired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 1, 2015	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

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